Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

Dividend Increased 6 Percent, Additional $15 Billion Authorized for Stock Repurchase

•	Q2 Results:

•	Revenue: $12.4 billion

•	Growth of 7% year over year (normalized to exclude the divested SPVSS business for Q2 FY 2018)

•	Earnings per Share: GAAP: $0.63; Non-GAAP: $0.73

•	Non-GAAP EPS increased 16% year over year

•	Q3 Guidance (normalized to exclude the divested SPVSS business for Q3 FY 2018):

•	Revenue: 4% to 6% growth year over year

•	Earnings per Share: GAAP: $0.63 to $0.68; Non-GAAP: $0.76 to $0.78

SAN JOSE, Calif. — February 13, 2019 — Cisco today reported second quarter results for the period ended January 26, 2019. Cisco reported second quarter revenue of $12.4 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.8 billion or $0.63 per share, and non-GAAP net income of $3.3 billion or $0.73 per share.

As previously disclosed, Cisco completed the divestiture of the Service Provider Video Software Solutions (SPVSS) business in the second quarter of fiscal 2019 on October 28, 2018. Revenue, non-GAAP financial information, and Q3 FY 2019 guidance have been normalized to exclude the SPVSS business from prior periods for comparative purposes.

“We are very pleased with our strong performance in the quarter,” said Chuck Robbins, chairman and CEO of Cisco. “Our teams are executing incredibly well, aggressively transitioning to a software model and accelerating our pace of innovation. We are redefining and connecting every domain of the networking infrastructure to deliver the agility, operational efficiency and security our customers require to embrace multicloud, edge computing and digital transformation.”

GAAP Results

	Q2 FY 2019	Q2 FY 2018	Vs. Q2 FY 2018
Revenue (including SPVSS business for all periods)	$12.4 billion	$11.9 billion	5%
Revenue (excluding SPVSS business for all periods)	$12.4 billion	$11.7 billion	7%
Net Income (Loss)	$2.8 billion	$(8.8) billion	NM
Earnings (Loss) per Share	$0.63	$(1.78)	NM

NM — Not meaningful

GAAP results for the second quarter of fiscal 2018 include a $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act.

Non-GAAP Results

	Q2 FY 2019	Q2 FY 2018	Vs. Q2 FY 2018
Net Income (excluding SPVSS business for all periods)	$3.3 billion	$3.1 billion	6%
Diluted Earnings per Share (EPS) (excluding SPVSS business for all periods)	$0.73	$0.63	16%

Reconciliations between net income (loss), earnings (loss) per share, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Increases Quarterly Cash Dividend; Stock Repurchase Program Authorization Increased

Cisco has declared a quarterly dividend of $0.35 per common share, a 2-cent increase or up 6% over the previous quarter’s dividend, to be paid on April 24, 2019 to all shareholders of record as of the close of business on April 5, 2019. Future dividends will be subject to Board approval.

Cisco’s board of directors has also approved a $15 billion increase to the authorization of the stock repurchase program. There is no fixed termination date for the repurchase program. The remaining authorized amount for stock repurchases including the additional authorization is approximately $24 billion.

“Q2 was a solid quarter with continued momentum across the business delivering revenue growth of 7% and non-GAAP EPS growth of 16%. I’m also very pleased with our revenue from software subscriptions which is now 65% of total software revenue,” said Kelly Kramer, CFO of Cisco. “Our increased dividend and share repurchase authorization show confidence in the strength of our ongoing cash flows and reinforce our commitment to returning capital to our shareholders.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

All revenue, non-GAAP, and geographic financial information in the “Q2 FY 2019 Highlights” section are presented excluding the SPVSS business for all periods as it was divested during the second quarter on October 28, 2018.

Q2 FY 2019 Highlights

Revenue — Total revenue was $12.4 billion, up 7%, with product revenue up 9% and service revenue up 1%. Revenue by geographic segment was: Americas up 7%, EMEA up 8%, and APJC up 5%. Product revenue performance was broad based with growth in Applications, up 24%, Security, up 18%, and Infrastructure Platforms, up 6%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 62.5%, 61.0%, and 66.6%, respectively, as compared with 63.1%, 61.5%, and 67.4%, respectively, in the second quarter of fiscal 2018.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 64.1%, 62.8%, and 67.7%, respectively, as compared with 65.1%, 63.8%, and 68.7%, respectively, in the second quarter of fiscal 2018.

Total gross margins by geographic segment were: 65.2% for the Americas, 64.2% for EMEA and 59.2% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.6 billion, up 3%. Non-GAAP operating expenses were $4.0 billion, up 3%, and were 31.9% of revenue.

Operating Income — GAAP operating income was $3.2 billion, up 4%, with GAAP operating margin of 25.8%. Non-GAAP operating income was $4.0 billion, up 7%, with non-GAAP operating margin flat at 32.1%.

Provision for Income Taxes — The GAAP tax provision rate was 15.6%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.8 billion and EPS was $0.63. On a non-GAAP basis, net income was $3.3 billion, an increase of 6%, and EPS was $0.73, an increase of 16%.

Cash Flow from Operating Activities — $3.8 billion for the second quarter of fiscal 2019, a decrease of 7% compared with $4.1 billion for the second quarter of fiscal 2018. Operating cash flow includes the payment of $0.8 billion in relation to a transition tax payment as a result of the Tax Cuts and Jobs Act. Operating cash flow increased 12%, normalized for this payment.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $40.4 billion at the end of the second quarter of fiscal 2019, compared with $42.6 billion at the end of the first quarter of fiscal 2019, and compared with $46.5 billion at the end of fiscal 2018.

Deferred Revenue — $17.3 billion, down 8% in total, with deferred product revenue down 23%. Deferred service revenue was up 3%.

Capital Allocation — For the second quarter of fiscal 2019, we returned $6.5 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.33 per common share, or $1.5 billion, and repurchased approximately 111 million shares of common stock under our stock repurchase program at an average price of $45.09 per share for an aggregate purchase price of $5.0 billion.

Acquisitions

On December 18, 2018, we announced our intent to acquire Luxtera, Inc., a privately held semiconductor company. On January 30, 2019, we announced our intent to acquire Singularity Networks, a privately held network infrastructure analytics company. Both acquisitions closed in the third quarter of fiscal 2019.

Guidance for Q3 FY 2019

Cisco expects to achieve the following results for the third quarter of fiscal 2019 (normalized to exclude the divested SPVSS business):

Q3 FY 2019
Revenue	4% - 6% growth Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	31% - 32%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.76 - $0.78

Revenue for the divested SPVSS business for the third quarter of fiscal 2018 was $219 million.

Cisco estimates that GAAP EPS will be $0.63 to $0.68 in the third quarter of fiscal 2019.

A reconciliation between the Guidance for Q3 FY 2019 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q3 FY 2019” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q2 fiscal year 2019 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, February 13, 2019 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, February 13, 2019 to 4:00 p.m. Pacific Time, February 20, 2019 at 1-800-391-9851 (United States) or 1-203-369-3268 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 13, 2019. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
REVENUE:
Product	$9,273	$8,709	$19,163	$17,763
Service	3,173	3,178	6,355	6,260

Total revenue	12,446	11,887	25,518	24,023

COST OF SALES:
Product	3,614	3,354	7,413	6,969
Service	1,059	1,035	2,186	2,129

Total cost of sales	4,673	4,389	9,599	9,098

GROSS MARGIN	7,773	7,498	15,919	14,925
OPERATING EXPENSES:
Research and development	1,557	1,549	3,165	3,116
Sales and marketing	2,271	2,235	4,681	4,569
General and administrative	509	483	720	1,040
Amortization of purchased intangible assets	39	60	73	121
Restructuring and other charges	186	98	264	250

Total operating expenses	4,562	4,425	8,903	9,096

OPERATING INCOME	3,211	3,073	7,016	5,829
Interest income	328	396	672	775
Interest expense	(223)	(247)	(444)	(482)
Other income (loss), net	27	10	8	72

Interest and other income (loss), net	132	159	236	365

INCOME BEFORE PROVISION FOR INCOME TAXES	3,343	3,232	7,252	6,194
Provision for income taxes (1)	521	12,010	881	12,578

NET INCOME (LOSS)	$2,822	$(8,778)	$6,371	$(6,384)

Net income (loss) per share:
Basic	$0.63	$(1.78)	$1.41	$(1.29)

Diluted	$0.63	$(1.78)	$1.40	$(1.29)

Shares used in per-share calculation:
Basic	4,470	4,924	4,517	4,942

Diluted	4,505	4,924	4,557	4,942

The Consolidated Statements of Operations include the results of the SPVSS business prior to its divestiture during the second quarter of fiscal 2019 on October 28, 2018. Accordingly, the six months ended January 26, 2019 includes three months of financial results for this business.

(1)	The provision for income taxes for the three and six months ended January 27, 2018 includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	January 26, 2019
	Three Months Ended		Six Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Including SPVSS business for all periods:
Americas	$7,352	5%	$15,103	5%
EMEA	3,223	5%	6,447	8%
APJC	1,872	3%	3,968	7%

Total	$12,446	5%	$25,518	6%

Excluding SPVSS business for all periods:
Americas	$7,352	7%	$15,027	6%
EMEA	3,223	8%	6,381	10%
APJC	1,872	5%	3,944	10%

Total	$12,446	7%	$25,351	8%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended January 27, 2018 was $230 million and for the six months ended January 26, 2019 and January 27, 2018 was $168 million and $478 million, respectively.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	January 26, 2019
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Including SPVSS business for all periods:
Americas	65.2%	65.3%
EMEA	64.2%	64.2%
APJC	59.2%	58.2%
Excluding SPVSS business for all periods (1):
Americas	65.2%	65.6%
EMEA	64.2%	64.3%
APJC	59.2%	58.4%

(1)	During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business.

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	January 26, 2019
	Three Months Ended		Six Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Including SPVSS business for all periods:
Infrastructure Platforms	$7,128	6%	$14,770	8%
Applications	1,465	24%	2,884	21%
Security	658	18%	1,308	15%
Other Products	22	(91)%	200	(63)%

Total Product	9,273	6%	19,163	8%
Services	3,173	—%	6,355	2%

Total	$12,446	5%	$25,518	6%

Excluding SPVSS business for all periods:
Infrastructure Platforms	$7,128	6%	$14,770	8%
Applications	1,465	24%	2,884	21%
Security	658	18%	1,308	15%
Other Products	22	(59)%	54	(53)%

Total Product	9,273	9%	19,017	10%
Services	3,173	1%	6,334	2%

Total	$12,446	7%	$25,351	8%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended January 27, 2018 was $230 million and for the six months ended January 26, 2019 and January 27, 2018 was $168 million and $478 million, respectively.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 26, 2019	July 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$9,835	$8,934
Investments	30,548	37,614
Accounts receivable, net of allowance for doubtful accounts of $135 at January 26, 2019 and $129 at July 28, 2018	3,745	5,554
Inventories	1,701	1,846
Financing receivables, net	5,057	4,949
Other current assets	2,231	2,940

Total current assets	53,117	61,837
Property and equipment, net	2,931	3,006
Financing receivables, net	4,565	4,882
Goodwill	33,293	31,706
Purchased intangible assets, net	2,270	2,552
Deferred tax assets	4,081	3,219
Other assets	2,205	1,582

TOTAL ASSETS	$102,462	$108,784

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$9,737	$5,238
Accounts payable	1,655	1,904
Income taxes payable	1,110	1,004
Accrued compensation	2,599	2,986
Deferred revenue	9,976	11,490
Other current liabilities	4,402	4,413

Total current liabilities	29,479	27,035
Long-term debt	15,893	20,331
Income taxes payable	7,760	8,585
Deferred revenue	7,285	8,195
Other long-term liabilities	1,256	1,434

Total liabilities	61,673	65,580

Total equity	40,789	43,204

TOTAL LIABILITIES AND EQUITY	$102,462	$108,784

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 26, 2019	January 27, 2018
Cash flows from operating activities:
Net income (loss)	$6,371	$(6,384)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and other	952	1,112
Share-based compensation expense	792	785
Provision (benefit) for receivables	30	(43)
Deferred income taxes	(257)	1,021
(Gains) losses on divestitures, investments and other, net	(77)	(174)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,613	1,236
Inventories	(203)	(276)
Financing receivables	161	(156)
Other assets	(652)	(15)
Accounts payable	(296)	(338)
Income taxes, net	(830)	10,246
Accrued compensation	(339)	(189)
Deferred revenue	207	237
Other liabilities	88	88

Net cash provided by operating activities	7,560	7,150

Cash flows from investing activities:
Purchases of investments	(677)	(13,954)
Proceeds from sales of investments	3,055	9,111
Proceeds from maturities of investments	6,263	7,365
Acquisitions and divestitures	(1,599)	(727)
Purchases of investments in privately held companies	(68)	(89)
Return of investments in privately held companies	43	124
Acquisition of property and equipment	(473)	(379)
Proceeds from sales of property and equipment	10	51
Other	(12)	(17)

Net cash provided by investing activities	6,542	1,485

Cash flows from financing activities:
Issuances of common stock	312	302
Repurchases of common stock—repurchase program	(10,062)	(5,457)
Shares repurchased for tax withholdings on vesting of restricted stock units	(514)	(433)
Short-term borrowings, original maturities of 90 days or less, net	—	5,095
Issuances of debt	—	6,877
Repayments of debt	—	(6,230)
Dividends paid	(2,970)	(2,861)
Other	18	(22)

Net cash used in financing activities	(13,216)	(2,729)

Net increase in cash, cash equivalents, and restricted cash	886	5,906
Cash, cash equivalents, and restricted cash, beginning of period	8,993	11,773

Cash, cash equivalents, and restricted cash, end of period	$9,879	$17,679

Supplemental cash flow information:
Cash paid for interest	$421	$454
Cash paid for income taxes, net	$1,968	$1,311

Prior period information has been retrospectively adjusted due to the adoption of ASU 2016-18, Statement of Cash Flows, Restricted Cash at the beginning of the first quarter of fiscal 2019.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	January 26, 2019	October 27, 2018	January 27, 2018
Deferred revenue:
Service	$11,246	$11,062	$10,963
Product	6,015	5,752	7,825

Total	$17,261	$16,814	$18,788

Reported as:
Current	$9,976	$9,637	$11,102
Noncurrent	7,285	7,177	7,686

Total	$17,261	$16,814	$18,788

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2019
January 26, 2019	$0.33	$1,470	111	$45.09	$5,016	$6,486
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526
Fiscal 2018
July 28, 2018	$0.33	$1,535	138	$43.58	$6,015	$7,550
April 28, 2018	$0.33	$1,572	140	$42.83	$6,015	$7,587
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
GAAP net income (loss)	$2,822	$(8,778)	$6,371	$(6,384)
Adjustments to cost of sales:
Share-based compensation expense	53	54	109	111
Amortization of acquisition-related intangible assets	141	144	277	283
Supplier component remediation charge (adjustment), net	—	(13)	(1)	(32)
Acquisition-related/divestiture costs	3	2	7	2
Legal and indemnification settlements	5	—	5	122

Total adjustments to GAAP cost of sales	202	187	397	486

Adjustments to operating expenses:
Share-based compensation expense	323	333	652	668
Amortization of acquisition-related intangible assets	39	60	73	121
Acquisition-related/divestiture costs	39	23	160	106
Legal and indemnification settlements	—	—	(395)	—
Significant asset impairments and restructurings	186	98	264	250

Total adjustments to GAAP operating expenses	587	514	754	1,145

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	(64)	—	(73)	—

Total adjustments to GAAP income (loss) before provision for income taxes	725	701	1,078	1,631

Income tax effect of non-GAAP adjustments	(209)	(157)	(394)	(445)
Significant tax matters (1)	(43)	11,380	(308)	11,380

Total adjustments to GAAP provision for income taxes	(252)	11,223	(702)	10,935

Non-GAAP net income	$3,295	$3,146	$6,747	$6,182

Net income (loss) per share (2):
GAAP	$0.63	$(1.78)	$1.40	$(1.29)

Non-GAAP	$0.73	$0.63	$1.48	$1.24

(1)

During the second quarter of fiscal 2018, we recorded charges relating to significant tax matters that were excluded from non-GAAP net income for the second quarter and first six months of fiscal 2018. $11.1 billion of these charges were provisional amounts related to the enactment of the Tax Cuts and Jobs Act comprised of $9.0 billion related to the U.S. transition tax, $1.2 billion related to foreign withholding tax and $0.9 billion related to the re-measurement of net deferred tax assets. The amounts were provisional based on Securities and Exchange Commission Staff Accounting Bulletin No. 118. The remaining $0.3 billion was related to other significant tax matters.

(2)

GAAP net loss per share for the three and six months ended January 27, 2018 was calculated using basic shares of 4,924 million and 4,942 million respectively, due to the net loss resulting from the tax charge as discussed in footnote (1). Non-GAAP net income per share for the respective periods was calculated using diluted shares of 4,966 million and 4,982 million, as we had non-GAAP net income for these periods.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME (LOSS)

(In millions, except percentages)

	Three Months Ended
	January 26, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$5,659	$2,114	$7,773	$4,562	3%	$3,211	4%	$132	(17)%	$2,822	NM
% of revenue	61.0%	66.6%	62.5%	36.7%		25.8%		1.1%		22.7%
Adjustments to GAAP amounts:
Share-based compensation expense	22	31	53	323		376		—		376
Amortization of acquisition-related intangible assets	141	—	141	39		180		—		180
Legal and indemnification settlements	5	—	5	—		5		—		5
Acquisition/divestiture-related costs	1	2	3	39		42		—		42
Significant asset impairments and restructurings	—	—	—	186		186		—		186
(Gains) and losses on equity investments	—	—	—	—		—		(64)		(64)
Income tax effect/significant tax matters	—	—	—	—		—		—		(252)

Non-GAAP amount	$5,828	$2,147	$7,975	$3,975	3%	$4,000	7%	$68	(57)%	$3,295	6%

% of revenue	62.8%	67.7%	64.1%	31.9%		32.1%		0.5%		26.5%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for the second quarter of fiscal 2018.

	Three Months Ended
	January 27, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income (Loss)
GAAP amount	$5,355	$2,143	$7,498	$4,425	$3,073	$(8,778)
% of revenue	61.5%	67.4%	63.1%	37.2%	25.9%	(73.8)%
Adjustments to GAAP amounts:
Share-based compensation expense	23	31	54	333	387	387
Amortization of acquisition-related intangible assets	144	—	144	60	204	204
Supplier component remediation charge (adjustment), net	(13)	—	(13)	—	(13)	(13)
Acquisition/divestiture-related costs	—	2	2	23	25	25
Significant asset impairments and restructurings	—	—	—	98	98	98
Income tax effect/significant tax matters (1)	—	—	—	—	—	11,223

Non-GAAP amount	$5,509	$2,176	$7,685	$3,911	$3,774	$3,146
Less: SPVSS business (2)	(82)	(10)	(92)	(64)	(28)	(22)

Non-GAAP amount (excluding SPVSS business)	$5,427	$2,166	$7,593	$3,847	$3,746	$3,123

% of revenue	63.8%	68.7%	65.1%	33.0%	32.1%	26.8%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act.

(2)	Reflects three months of operations for the SPVSS business. For the SPVSS business, EPS was $0.00 for the second quarter of fiscal 2018.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME (LOSS)

(In millions, except percentages)

	Six Months Ended
	January 26, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$11,750	$4,169	$15,919	$8,903	(2)%	$7,016	20%	$236	(35)%	$6,371	NM
% of revenue	61.3%	65.6%	62.4%	34.9%		27.5%		0.9%		25.0%
Adjustments to GAAP amounts:
Share-based compensation expense	45	64	109	652		761		—		761
Amortization of acquisition-related intangible assets	277	—	277	73		350		—		350
Supplier component remediation charge (adjustment), net	(1)	—	(1)	—		(1)		—		(1)
Legal and indemnification settlements	5	—	5	(395)		(390)		—		(390)
Acquisition/divestiture-related costs	3	4	7	160		167		—		167
Significant asset impairments and restructurings	—	—	—	264		264		—		264
(Gains) and losses on equity investments	—	—	—	—		—		(73)		(73)
Income tax effect/significant tax matters	—	—	—	—		—		—		(702)

Non-GAAP amount	$12,079	$4,237	$16,316	$8,149		$8,167		$163		$6,747
% of revenue	63.0%	66.7%	63.9%	31.9%		32.0%		0.6%		26.4%
Less: SPVSS business (1)	(52)	(9)	(61)	(59)		(1)		—		(1)

Non-GAAP amount (excluding SPVSS business)	$12,028	$4,228	$16,255	$8,090	3%	$8,166	10%	$163	(55)%	$6,747	10%

% of revenue	63.2%	66.7%	64.1%	31.9%		32.2%		0.6%		26.6%

(1)	Reflects three months of operations for the SPVSS business.

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for the first six months of fiscal 2018.

	Six Months Ended
	January 27, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income (Loss)
GAAP amount	$10,794	$4,131	$14,925	$9,096	$5,829	$(6,384)
% of revenue	60.8%	66.0%	62.1%	37.9%	24.3%	(26.6)%
Adjustments to GAAP amounts:
Share-based compensation expense	46	65	111	668	779	779
Amortization of acquisition-related intangible assets	283	—	283	121	404	404
Supplier component remediation charge (adjustment), net	(32)	—	(32)	—	(32)	(32)
Legal and indemnification settlements	122	—	122	—	122	122
Acquisition/divestiture-related costs	—	2	2	106	108	108
Significant asset impairments and restructurings	—	—	—	250	250	250
Income tax effect/significant tax matters (1)	—	—	—	—	—	10,935

Non-GAAP amount	$11,213	$4,198	$15,411	$7,951	$7,460	$6,182
Less: SPVSS business (2)	(144)	(16)	(160)	(131)	(29)	(23)

Non-GAAP amount (excluding SPVSS business)	$11,070	$4,181	$15,251	$7,821	$7,430	$6,158

% of revenue	63.9%	67.3%	64.8%	33.2%	31.6%	26.2%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act.

(2)	Reflects six months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Six Months Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
GAAP effective tax rate (1)	15.6%	371.6%	12.1%	203.1%
Total adjustments to GAAP provision for income taxes	3.4%	(351.6)%	6.9%	(182.1)%

Non-GAAP effective tax rate	19.0%	20.0%	19.0%	21.0%

(1)	Includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act for the three and six months ended January 27, 2018.

GAAP TO NON-GAAP GUIDANCE FOR Q3 FY 2019

Q3 FY 2019	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	62.5% - 63.5%	25.5% - 26.5%	18%	$0.63 - $0.68
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%	—	$0.06 - $0.07
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	—	$0.04 - $0.05
Significant asset impairments and restructurings (1)	—	0.5%	—	$0.00 - $0.01
Income tax effect of non-GAAP adjustments			1%

Non-GAAP	64% - 65%	31% - 32%	19%	$0.76 - $0.78

(1)

In the third quarter of fiscal 2018, we initiated a restructuring plan in order to realign the organization and enable further investment in key priority areas with estimated pretax charges of approximately $600 million. We have recognized pretax charges of $372 million to our GAAP financial results in relation to this restructuring plan since its inception. We expect to recognize approximately $50 million of pretax charges under this plan in the third quarter of fiscal 2019.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as execution on our strategy, our ability to continue to transition to a software model and to grow revenue from software subscriptions, our ability to accelerate our pace of innovation, our ability to deliver the agility, operational efficiency and security our customers require to embrace multicloud, edge computing and digital transformation, continued momentum across the business delivering growth, and the strength of our ongoing cash flows and our ability to return capital to our shareholders) and the future financial performance of Cisco (including the guidance for Q3 FY 2019) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 20, 2018 and September 6, 2018, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and Form 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 26, 2019 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested its Service Provider Video Software Solutions business (SPVSS) during the second quarter of fiscal 2019 on October 28, 2018. This release includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

About Cisco

Cisco (Nasdaq: CSCO) is the worldwide technology leader that has been making the Internet work since 1984. Our people, products and partners help society securely connect and seize tomorrow’s digital opportunity today. Discover more at thenetwork.cisco.com and follow us on Twitter at @Cisco.

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